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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF KIRKLAND & ELLIS LLP]

To Call Writer Directly:
    (212) 446-4800

                                  May 25, 2004

Team Health, Inc.
1900 Winston Road
Knoxville, TN 37919

                  Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

                  We are issuing this opinion letter in our capacity as special legal counsel to Team Health, Inc., a Tennessee corporation (the "Issuer") and each of the guarantors listed on Exhibit A hereto (collectively, the "Guarantors" and together with the Issuer, the "Registrants"), in connection with the proposed registration by the Issuer of $180,000,000 in aggregate principal amount of the Issuer's 9% Senior Subordinated Exchange Notes due 2012 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of March 23, 2004 by and among the Issuer, the Guarantors and The Bank of New York, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's 9% Senior Subordinated Notes due 2012 (the "Old Notes"), of which $180,000,000 in aggregate principal amount is outstanding.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and Bylaws of each of the Registrants, (ii) minutes and records of the corporate proceedings of each of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture, (iv) the Registration Statement, (v) the forms of Exchange Notes and Guarantees and (vi) such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection

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May 25, 2004
Page 2

with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

                  Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

                  For the purposes of the laws of the State of Alabama, we are relying on the opinion of Haskell Slaughter Young & Rediker LLC set forth in
Exhibit 5.2. For the purposes of the laws of the State of Florida, we are relying on the opinion of Foley & Lardner LLP set forth in Exhibit 5.3. For the purposes of the laws of the State of Missouri, we are relying on the opinion of Blackwell Sanders Peper Martin LLP set forth in Exhibit 5.4. For the purposes of the laws of the State of New Jersey, we are relying on the opinion of Sherman, Silverstein, Kohl, Rose & Podolsky PA set forth in Exhibits 5.5. For the purposes of the laws of the State of North Carolina, we are relying on the opinion of Parker, Poe, Adams & Bernstein LLP set forth in Exhibit 5.6. For the purposes of the laws of the State of Ohio, we are relying on the opinion of Ulmer & Berne LLP set forth in Exhibit 5.7. For the purposes of the laws of the State of Tennessee, we are relying on the opinion of London & Amburn, P.C. set forth in Exhibit 5.8. For the purposes of the State of Utah, we are relying on the opinion of Durham, Jones and Pinegar PC set forth in Exhibit 5.9. For the purposes of the laws of the state of West Virginia, we are relying on the opinion Bowles Rice McDavid Graff & Love, LLC set forth in Exhibit 5.10. For the purposes of the laws of the State of Washington, we are relying on the opinion of the Law Offices of Eisenhower & Carlson, LLC set forth in Exhibit 5.11.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

                  (i) The execution and delivery of the Indenture by each of the Registrants and the performance of its obligations thereunder, has been duly authorized by each such Registrant, and does not conflict with the articles of incorporation, bylaws or any applicable provision of New York, California or Delaware law or require any consent of any New York, California or Delaware governmental authority.

                  (ii) When (a) the Registration Statement becomes effective, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) the Exchange Notes and the Guarantees (in the forms examined by us) have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the

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May 25, 2004
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holders thereof in exchange for the Old Notes, the Exchange Notes and the
Guarantees (in the forms examined by us) will be validly issued and binding obligations of the Issuer and the Guarantors, respectively.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

                  Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the internal law of the State of California, General Corporation Law of the State of Delaware and the Delaware case law decided thereunder or the federal law of the United States.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York, California or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

                                          Yours very truly,

                                          /s/ Kirkland & Ellis LLP

                                          KIRKLAND & ELLIS LLP

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May 25, 2004
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                             Schedule A - Guarantors

ALABAMA (AL)
1.   Daniel & Yeager, Inc.

CALIFORNIA (CA)
1.   Charles L. Springfield, Inc.
2.   Fischer Mangold Partnership
3.   Herschel Fischer, Inc.
4.   Team Health Anesthesia Management Services, Inc.
5.   Karl G. Mangold, Inc.
6.   Mt. Diablo Emergency Physicians, a California General Practice
7.   Physicians Integration Consulting Services, Inc.
8.   Quantum Plus, Inc.

DELAWARE (DE)
1.   American Clinical Resources, Inc.
2.   Spectrum Cruise Care, Inc.
3.   Spectrum Healthcare Resources of Delaware, Inc.
4.   Spectrum Healthcare Resources, Inc.
5.   Spectrum Healthcare Services, Inc.
6.   Spectrum Healthcare, Inc.
7.   Spectrum Primary Care of Delaware, Inc.
8.   Spectrum Primary Care, Inc.
9.   Team Health Southwest, L.P.

FLORIDA (FL)
1.   After Hours Pediatric Practices, Inc.
2.   Correctional Healthcare Advantage, Inc.
3.   Cullman Emergency Physicians, Inc.
4.   Drs. Sheer, Ahearn & Associates, Inc.
5.   IMBS, Inc.
6.   InPhyNet Contracting Services, Inc.
7.   InPhyNet Hospital Services, Inc.
8.   InPhyNet South Broward, Inc.
9.   Medical Management Resources, Inc.
10.  Paragon Contracting Services, Inc.
11.  Paragon Healthcare Limited Partnership
12. Rosendorf, Marguiles, Borushok & Schoenbaum Radiology Associates of Hollywood, Inc.
13.  The Emergency Associates for Medicine, Inc.

MISSOURI
1.   TH Contracting Midwest, LLC

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May 25, 2004
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NEW JERSEY (NJ)
1.   Emergency Physician Associates, Inc.

NORTH CAROLINA (NC)
1.   MetroAmerican Radiology, Inc.
2.   Team Radiology, Inc.

OHIO (OH)
1.   Emergency Professional Services, Inc.
2.   Erie Shores Emergency Physicians, Inc.
3.   Reich, Seidelmann & Janicki Co.

TENNESSEE (TN)
1.   Clinic Management Services, Inc.
2.   Emergency Coverage Corporation
3.   Med:Assure Systems, Inc.
4.   Southeastern Emergency Physicians of Memphis, Inc.
5.   Southeastern Emergency Physicians, Inc.
6.   Team Anesthesia, Inc.
7.   Team Health Billing Services, L.P.
8.   Team Health Financial Services, Inc.

UTAH (UT)
1.   Access Nurse PM, Inc.

WASHINGTON (WA)
1.   Northwest Emergency Physicians, Inc.

WEST VIRGINIA (WV)
1.   Greenbrier Emergency Physicians, Inc.
2.   Health Care Alliance, Inc.
3.   Kelly Medical Services Corporation
4.   Medical Services, Inc.